EXHIBIT 10.4


                        UNSECURED PROMISSORY NOTE (GRID)



$2,500,000.00                                                      Date: 6/17/96

Name of Maker:          Kleinert's, Inc. of Alabama
Address of Maker:       Suite 100, 120 W. Germantown Pike
                        Plymouth Meeting, Pa.  19462
State of  Incorporation (if applicable):    N/A
Partnership Certificate Filed With (if applicable):   N/A
Due On:                 Demand
Interest Payable on:    first day of each month


         FOR VALUE RECEIVED the Marker and, if more than one, each of them jointly and severally promises to pay on the due date set forth above, to the order of BROWN BROTHERS HARRIMAN & CO., ("Payee") at its office at 1531 Walnut Street, Philadelphia, PA. 19102, the face amount hereof or such lesser amount as is from time to time outstanding hereunder as indicated on the reverse side hereof. Interest on the balance from time to time outstanding shall accrue at the rate of **% per annum, and shall be payable as set forth above. ** specially quoted rates to be agreed upon from time to time.

         All advances pursuant to this Note and all repayments of principal due hereunder shall be endorsed by the Payee on the schedule on the reverse side hereof, or any continuation of such schedule attached hereto and denominated a part hereof. Said endorsement on such schedule by an authorized agent of the Payee shall be conclusive evidence of the unpaid balance due on this Note.

         Post-maturity or post-demand (as the case may be) interest shall accrue and be payable at 120% of the rate payable on the due date or demand, computed from said date to the date of actual payment.

         In no contingency or event whatsoever shall the interest rate charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Payee has received interest hereunder in excess of said highest permissible rate, Payee shall promptly refund such excess interest to Maker.

         Maker affirms and certifies that the obligation evidenced by this Note was not and will not be incurred for the purpose of purchasing, carrying or trading in securities as defined in the Federal Reserve Board's Regulation T.

         Upon the occurrence of any of the following events of default, to wit: the non-payment when due of any obligation now or hereafter owing by the Maker to the Payee, however arising, ("Obligation(s)"); the failure of the Maker forthwith, upon demand, to furnish satisfactory Collateral, or to make payments on account as may be agreed in any of the Obligations; the death, failure in business, dissolution or termination of existence of the Maker or any endorser, guarantor or surety of any Obligation (the Maker and any such other person(s) being hereinafter referred to collectively as "Obligor(s)"); any petition for relief under the Bankruptcy Code being filed by or against any Obligator or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of any Obligor either through reorganization, composition, extension or otherwise; the making by any Obligor of any assignment for the benefit of creditors or for taking advantage by any of the same of any insolvency law; any seizure, vesting or intervention by or under authority of a government, by which the management of any Obligor is displaced or its authority in the conduct of its business is curtailed; the appointment of any receiver of any property of any Obligor; the attachment or distraint of any of the property of any Obligor or of same becoming subject at any time to any mandatory court order or other legal process; the failure of the undersigned to perform any of its duties as specified in any agreement(s) with respect to the Obligations; the expulsion or suspension of any Obligor from membership in any national securities association or any national securities exchange or

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other organized exchange, or any clearin association; the admission in writing by any Obligor of inability to pay its debts generally as they become due; the issuance of an attachment or garnishment or the filing of a lien against property of any Obligor; the entry of a judgment against any Obligor; a determination by the Payee that a material adverse change has occurred in the financial condition of any Obligor from the condition set forth in the most recent financial statement of such Obligor heretofore furnished to the Payee or from the condition of such Obligor as heretofore most recently disclosed to the Payee in any other manner; the merger or consolidation of any Obligor; the Pension Benefit Guaranty Corporation shall commence proceedings (including proceedings under Section 4042 of the Employee Retirement Income Security Act of
1974) to terminate any employee pension benefit plan of the Marker; any misstatement or false statement of any Obligor in connection with any agreement between any Obligor and the payee has been made; then in such event the Maker shall immediately be liable without notice and shall pay on demand all Obligations (whether or not otherwise due), together with all collection costs and expenses, including reasonable attorney's fees, in connection with the collection of such indebtedness.

         As security for all Obligations, the Payee shall have a continuing right of set-off against, a security interest in and a lien upon any and all deposits, funds, securities, instruments and other property of any Obligor at any time owing by the Payee or in its hands. The Payee shall be deemed to have exercised such right of set-off immediately upon the occurrence of any event of default hereunder even though such set-off is entered on the Payee's books subsequent thereto.

         In any litigation hereunder, all Obligors hereby waive trial by jury and waive the right to interpose any defense based upon any Statute of Limitations or any claim of latches. Each Obligor hereby consents to the in personam jurisdiction of the Courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in connection with any claim arising hereunder. In the event that any action is commenced hereunder in any such court, service of process may be made on any Obligor by mail addressed to said party at its address then reflected in Payee's records.

         This Note shall be governed by the laws of the Commonwealth of Pennsylvania.

         All Obligors hereby forever waive presentment, demand, protest, notice of protest and notice of dishonor of this Note and consent without notice to any and all extensions of time or terms of payment including any compromise or settlement thereof.


                                     Kleinert's, Inc. of Alabama
/s/ Denise L. Hale                      By:  /s/ Joseph J. Connors
Denise L. Hale                               Joseph J. Connors, Executive Vice
Asst. Secretary                              President/Assistant Secretary


                                   ENDORSEMENT

         In addition to liability as endorsers, which the undersigned hereby assume, and intending to be legally bound, the undersigned (and, if more than one, each of them jointly and severally) hereby (1) assent to all of the terms and conditions of the within Note and hereby forever waive presentment, demand, protest and notice of dishonor of the within Note and trial by jury, (2) become surety to the Payee, its successors and assigns for the payment of the within Note and (3) consent to any and all extensions of time or other terms of payment and the release or substitution of, or the failure to perfect a security interest in, any collateral as agreed to or granted by the Payee without notice to any of the undersigned.